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                                                                    EXHIBIT 99.1


                                                                Charter No. 6109

                              AMENDED AND RESTATED

                                   CHARTER S

                 FIDELITY FEDERAL BANK, A FEDERAL SAVINGS BANK


    SECTION 1. Corporate Title. The full corporate title of the savings bank is "Fidelity Federal Bank, A Federal Savings Bank".

    SECTION 2. Office. The home office of the savings bank shall be located in Glendale in the County of Los Angeles, State of California.

    SECTION 3. Powers. The savings bank is a capital stock savings bank chartered under Section 5 of the Home Owners' Loan Act and has and may exercise all the express, implied and incidental powers conferred thereby and by all acts amendatory thereof and supplemental thereto, subject to the Constitution and laws of the United States as they are now in effect, or as they may hereafter be amended, and subject to all lawful and applicable rules, regulations, and orders of the Office of Thrift Supervision or any successor agency (the "OTS"). In addition, the savings bank may make any investment and engage in any activity as may be specifically authorized by action of the OTS, including authorization by delegating authority, in connection with action approving the issuance of the charter.

    SECTION 4.  Duration.  The duration of the savings bank is perpetual.

    SECTION 5. Capital Stock. The total number of shares of all classes of the capital stock which the savings bank has authority to issue is one hundred million (100,000,000), of which (a) seventy-three million (73,000,000) shall be Class A Common Stock, par value $.01 per share, ("Class A Common Stock"), (b) fourteen million (14,000,000) shall be Class B Common Stock, par value $.01 per share ("Class B Common Stock"), (c) three million (3,000,000) shall be Class C Common Stock, par value $.01 per share ("Class C Common Stock" and, together with the Class A Common Stock and Class B Common Stock, "Common Stock") and (d) ten million (10,000,000) shall be serial preferred stock. The shares may be issued by the savings bank from time to time as approved by its board of directors without the approval of its stockholders except as otherwise provided in this Section 5. The consideration for the issuance of the shares shall be paid in full before their issuance and shall not be less than the stated value per share. Neither promissory notes nor future services shall constitute payment or partial payment for the issuance of shares of the savings bank. The consideration for the shares shall be cash, tangible or intangible property, labor or services actually performed for the savings bank or any combination of the foregoing. In the absence of actual fraud in the transaction, the value of such property, labor or services, as determined by the board of directors of the savings bank, shall be
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conclusive. Upon payment of such consideration such shares shall be deemed to be fully paid and nonassessable. In the case of a stock dividend, that part of the surplus of the savings bank which is transferred to stated capital upon the issuance of shares as a share dividend shall be deemed to be the consideration for their issuance.

    Subject to the rights of any preferred stock outstanding from time to time and except as otherwise expressly provided in Section 5(A) hereof, nothing contained in this Section 5 (or in any supplementary sections hereto) shall entitle the holders of any class or series of capital stock to vote as a separate class or series or to more than one vote per share; provided, however, that this restriction on voting separately by class or series shall not apply to any amendment which would adversely change the specific terms of any class or series of capital stock as set forth in this Section 5 (or in any supplementary sections hereto). An amendment which increases the number of authorized shares of any class or series of capital stock, or substitutes the surviving savings bank or the entity in a merger or consolidation for the savings bank, shall not be considered to be such an adverse change.

    No shares of capital stock (including shares issuable upon conversion, exchange or exercise of other securities) shall be issued, directly or indirectly, to officers, directors or controlling persons of the savings bank other than as part of a general public offering, unless their issuance or the plan under which they would be issued has been approved by a majority of the total number of outstanding shares of Class A Common Stock.

    A description of the different classes and series of the savings bank's capital stock and a statement of the designations, and the relative rights, preferences and limitations of the shares of each class of and series of capital stock are as follows:

    (A) Common Stock.  Except as provided in this Section 5 (or in any
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supplementary sections hereto) the holders of the Common Stock shall exclusively possess all voting power.

    (1) Class A Common Stock. The shares of Class A Common Stock, shares of Class B Common Stock and shares of Class C Common Stock shall be identical in all respects and shall have equal rights and privileges except as set forth in this Section 5.

        (a) Dividends and Distributions.

            (i) Subject to all of the rights of any preferred stock outstanding from time to time and Sections 5(A)(1)(a)(ii) and (iii) below, such dividends and distributions as may be determined by the Board of Directors of the savings bank from time to
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        time may be declared and paid or made upon the Class A Common Stock out of any source at the time lawfully available for the payment of dividends provided that identical dividends or distributions are declared and paid or made concurrently upon the Class B Common Stock and Class C Common Stock.

            (ii) No dividend may be declared and paid or made in Class A Common Stock unless the dividend is payable only to holders of Class A Common Stock and both (1) a dividend payable in Class B Common Stock is declared and paid or made concurrently in respect of outstanding shares of Class B Common Stock in the same number of shares of Class B Common Stock per outstanding share and (2) a dividend payable in Class C Common Stock is declared and paid or made concurrently in respect of outstanding shares of Class C Common Stock in the same number of shares of Class C Common Stock per outstanding share.

            (iii) No distribution of rights to acquire shares of Class A Common Stock may be made unless such distribution is made only in respect of Class A Common Stock and a distribution of rights to acquire shares of Class B Common Stock and Class C Common Stock is made concurrently in respect of outstanding shares of Class B Common Stock and Class C Common Stock, respectively, with such rights evidencing the right to acquire the same number of shares of each class per outstanding share and including identical terms as the rights distributed to holders of Class A Common Stock.

        (b) Stock Combinations and Subdivisions. Subject to the rights of any preferred stock outstanding from time to time and the provisions of Sections 5(A)(2)(b) and 5(A)(3)(b) hereof, the Class A Common Stock may be combined or subdivided in such manner as may be permitted by applicable law; provided, however, that the Class A Common Stock shall not be combined or
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    subdivided unless concurrently therewith there is a proportionate combination or subdivision of both the Class B Common Stock and the Class C Common Stock.

        (c) Voting. Subject to the rights of any preferred stock outstanding from time to time and the provisions of Sections 5(A)(2)(c) and 5(A)(3)(c) hereof, the Class A Common Stock shall have exclusive voting power and shall have one vote per share. Without limiting the generality of the foregoing:

            (i) With respect to the election of directors of the savings bank, the holders of Class A Common Stock shall (subject to voting rights that may be granted to
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        holders of preferred stock outstanding from time to time) be entitled to elect all directors.

            (ii) The holders of the Class A Common Stock shall (subject to voting rights that may be granted to holders of preferred stock outstanding from time to time) be entitled to vote on the removal, with or without cause, of any director.

            (iii) Any vacancy in the office of a director shall (subject to voting rights that may be granted to holders of preferred stock outstanding from time to time) be filled by a vote of the holders of Class A Common Stock or, in the absence of a stockholder vote, by the remaining directors.

        (2) Class B Common Stock.

            (a) Dividends and Distributions.

                (i) Subject to the rights of any preferred stock outstanding from time to time and the provisions of Sections 5(A)(2)(a)(ii) and (iii) below, such dividends and distributions as may be determined by the Board of Directors of the savings bank from time to time may be declared and paid or made upon the Class B Common Stock out of any source at the time lawfully available for the payment of dividends provided that identical dividends or distributions are declared and paid or made concurrently upon the Class A Common Stock and the Class C Common Stock.

                (ii) No dividend may be declared and paid or made in Class B
            Common Stock unless the dividend is payable only in respect of Class B Common Stock and both (1) a dividend payable in Class A Common Stock is declared and paid or made concurrently in respect of outstanding shares of Class A Common Stock in the same number of shares of Class A Common Stock per outstanding share and ( 2) a dividend payable in Class C Common Stock is declared and paid or made concurrently in respect of outstanding shares of Class C Common Stock in the same number of shares of Class C Common Stock per outstanding share.

                (iii) No distribution of rights to acquire shares of Class B
            Common Stock may be made unless such distribution is made only in respect of Class B Common Stock and a distribution of rights to acquire shares of Class A
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            Common Stock and Class C Common Stock is made concurrently in respect of outstanding shares of Class A Common Stock and Class C Common Stock, respectively, with such rights evidencing the right to acquire the same number of shares of each class per outstanding share and including identical terms as the rights distributed to holders of Class B Common Stock.

        (b) Stock Combinations and Subdivisions. Subject to the rights of any preferred stock outstanding from time to time and the provisions of Sections 5(A)(1)(b) and 5(A)(3)(b) hereof, the Class B Common Stock may be combined or subdivided in such manner as may be permitted by applicable law; provided, however, that if the Class B Common Stock is combined or
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    subdivided, a proportionate combination or subdivision of both the Class A
    Common Stock and the Class C Common Stock shall be made concurrently therewith.

        (c) Voting.  Except as otherwise expressly provided in this paragraph
    (c) or as otherwise required by law, the holders of Class B Common Stock shall have no right to vote on any matters to be voted on by the stockholders of the savings bank (including, without limitation, any election or removal of the directors of the savings bank). Notwithstanding the foregoing, the holders of Class B Common Stock shall have the following voting rights and one vote per share:

            (i) No amendment, modification or waiver of any provision of this Amended and Restated Charter S, in any such case which would adversely affect the rights of the Class B Common Stock (including, without limitation, any increase or decrease in the percentage of shares of outstanding Class B Common Stock required to approve any such amendment, modification or waiver) will be effective without the prior affirmative vote of the holders of a majority of shares of Class B Common Stock at the time outstanding voting as a separate class.

            (ii) The holders of the Class B Common Stock shall be entitled to vote, (A) together with the holders of the Class A Common Stock, all such holders of Class A Common Stock and Class B Common Stock voting together as a single class, on any consolidation or merger of the savings bank with or into another Person, any merger of another Person into the savings bank or any sale or conveyance of all or substantially all of the assets of the savings bank to any Person, in each case if, and only if, the holders of the Class A Common Stock are entitled to vote on such matter and (B) together with the holders of Class A Common Stock and Class C Common Stock, all such holders of Class A Common Stock, Class B Common stock and Class
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        C Common Stock voting together as a single class, on any dissolution of the savings bank.

            (iii) Notwithstanding anything herein to the contrary, until shares of Class A Common Stock are issued and become outstanding, the holders of Class B Common Stock shall have all voting power (subject to voting rights that may be granted to holders of preferred stock outstanding from time to time), which voting power shall be exclusive.

        (d) Automatic Conversion.

                (i) Upon the Transfer (other than by way of a dividend or
            distribution by CHC to its stockholders generally) by a holder of one or more shares of Class B Common Stock (the "Transferred Shares") and delivery by the transferor to the savings bank of a certificate in form and substance reasonably satisfactory to the savings bank to the effect that, to the best of the transferor's knowledge, immediately after such Transfer, none of the Transferred Shares will be CHC Shares, or, if any of the Transferred Shares will be CHC Shares, specifying such shares, then the Transferred Shares, other than any CHC shares, shall immediately and automatically be converted into an equal number of shares of Class A Common Stock. As promptly as practicable after presentation to the savings bank at its principal office of the certificate or certificates, duly endorsed to the savings bank or in blank or accompanied by stock powers duly executed to the savings bank or in blank, representing the Transferred Shares, together with the certificate of the transferor thereof referred to above, the savings bank shall issue and deliver, to or upon the written order of the transferee, certificates representing the shares, if any, of Class A Common Stock into which such Transferred Shares are converted. In case any certificate for shares of Class B Common Stock shall be surrendered for Transfer of only a part of the shares represented thereby or in case any of the Transferred Shares shall be CHC Shares, the savings bank shall deliver, as promptly as practicable after such surrender, to or upon the written order of the transferor, a certificate or certificates for the number of shares of Class B Common Stock represented by such surrendered certificate that have not been converted into shares of Class A Common Stock.

                (ii) Upon the Transfer by way of a dividend or distribution by
            CHC to its stockholders generally of one or more shares of Class B Common Stock
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  A Federal Savings Bank
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            (the "Distributed Shares"), all Distributed Shares constituting
            Eligible Distributed Shares shall immediately and automatically be converted into an equal number of shares of Class A Common Stock. As promptly as practicable after presentation to the savings bank at its principal office of the certificate or certificates, duly endorsed to the savings bank or in blank or accompanied by stock powers duly executed to the savings bank or in blank, representing the Distributed Shares, the savings bank shall issue and deliver, to or upon the written order of the transferee, certificates representing the shares, if any, of Class A Common Stock into which such Transferred Shares are converted. In case any certificate for shares of Class B Common Stock shall be surrendered for Transfer by way of such dividend or distribution of only a part of the shares represented thereby or in case any of the Distributed Shares shall not be Eligible Distributed Shares, the savings bank shall deliver, as promptly as practicable after such surrender, to or upon the written order of the transferor (in the case of a Transfer of only part of such shares) or transferee (in the case of a Transfer of Distributed Shares that are not Eligible Distributed Shares), a certificate or certificates for the number of shares of Class B Common Stock represented by such surrendered certificate that have not been converted into shares of Class A Common Stock.

                (iii) If, at any time, the number of issued and outstanding shares of Class B Common Stock shall be less than 10% of the aggregate number of issued and outstanding shares of Common Stock, all such outstanding shares of Class B Common Stock shall, without any further action by the holder thereof, immediately and automatically be converted into an equal number of shares of Class A Common Stock. Upon any such automatic conversion, as promptly as practicable after presentation to the savings bank at its principal office of the certificate or certificates, duly endorsed to the savings bank or in blank or accompanied by stock powers duly executed to the savings bank or in blank, representing any shares of Class B Common Stock, the savings bank shall issue and deliver to or upon the written order of the registered holder of such shares of Class B Common Stock, certificates representing the shares of Class A Common Stock into which such shares of Class B Common Stock are converted.

        (3) Class C Common Stock.

            (a) Dividends and Distributions.
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                (i) Subject to the rights of any preferred stock outstanding from time to time and the provisions of Sections 5(A) (3) (a)(ii) and (iii) below, such dividends and distributions as may be determined by the Board of Directors of the savings bank from time to time may be declared and paid or made upon the Class C Common Stock out of any source at the time lawfully available for the payment of dividends provided that identical dividends or distributions are declared and paid or made concurrently upon the Class A Common Stock and the Class B Common Stock.

                (ii) No dividend may be declared and paid or made in Class C
            Common Stock unless the dividend is payable only in respect of Class C Common Stock and both (1) a dividend payable in Class A Common Stock is declared and paid or made concurrently in respect of outstanding shares of Class A Common Stock in the same number of shares of Class A Common Stock per outstanding share and (2) a dividend payable in Class B Common Stock is declared and paid or made concurrently in respect of outstanding shares of Class B Common Stock in the same number of shares of Class B Common Stock per outstanding share.

                (iii) No distribution of rights to acquire shares of Class C
            Common Stock may be made unless such distribution is made only in respect of Class C Common Stock and a distribution of rights to acquire shares of Class A Common Stock and Class B Common Stock is made concurrently in respect of outstanding shares of Class A Common Stock and Class B Common Stock, respectively, with such rights evidencing the right to acquire the same number of shares of each class per outstanding share and including identical terms as the rights distributed to holders of Class C Common Stock.

        (b) Stock Combinations and Subdivisions. Subject to the rights of any preferred stock outstanding from time to time and the provisions of Sections 5(A)(1)(b) and 5(A)(2)(b) hereof, the Class C Common Stock may be combined or subdivided in such manner as may be permitted by applicable law; provided, however, that if the Class C Common Stock is combined or
    --------  -------
    subdivided, a proportionate combination or subdivision of both the Class A Common Stock and Class B Common Stock shall be made concurrently therewith.

        (c) Voting.  Except as otherwise expressly provided in this paragraph
    (c) or as otherwise required by law, the holders of Class C Common Stock shall have no right to
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  A Federal Savings Bank
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    vote on any matters to be voted on by the stockholders of the savings bank
    (including, without limitation, any election or removal of the directors of the savings bank). Notwithstanding the foregoing, (i) no amendment, modification or waiver of any provision of this Amended and Restated Charter S, in any such case which would adversely affect the rights of the Class C Common Stock (including, without limitation, any increase or decrease in the percentage of shares of outstanding Class C Common Stock required to approve any such amendment, modification or waiver) will be effective without the prior affirmative vote of the holders of a majority of shares of Class C Common Stock at the time outstanding voting as a separate class with each outstanding share of Class C Common Stock having one vote per share and (ii) the holders of shares of Class C Common Stock shall be entitled to vote, together with the holders of Class A Common Stock and Class B Common Stock, all such holders of Class A Common Stock, Class B Common Stock and Class C Common Stock voting together as a single class, on any dissolution of the savings bank.

        (d) Conversion Upon Certain Transfers.

                (i) In connection with any Transfer of shares of Class C Common
            Stock:

                    a. in a public offering registered with the OTS pursuant to
                12 C.F.R. Part 563g (or any successor provision);

                    b. in a Transfer (otherwise than to the savings bank, the
                Parent or a Controlled Subsidiary) in which the transferor shall make reasonable efforts to prevent the sale to any single person or group of persons acting in concert of a number of shares of Class C Common Stock which, if converted into Class A Common Stock, would represent more than two percent (2%) of the sum of
                (1) the outstanding shares of Class A Common Stock and (2) if, and only if, an interpretation is obtained from the Board of Governors of the Federal Reserve System or the staff thereof to the effect that the Class B Common Stock is considered for Regulation Y purposes the same class as the Class A Common Stock, the outstanding shares of Class B Common Stock; or

                    c. after any required federal regulatory approvals have been obtained, in a single transaction to a third party who acquires or has acquired at least a majority of the Class A Common Stock (including
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  A Federal Savings Bank
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                shares of Class A Common Stock issuable on conversion of Class B
                Common Stock and Class C Common Stock) without regard to the Transfer of such Class C Common Stock,

            the purchaser or transferee of such Class C Common Stock may exchange such Class C Common Stock for Class A Common Stock by presenting to the savings bank the certificates, duly endorsed to the savings bank or in blank or accompanied by stock powers duly executed to the savings bank or in blank, representing the shares of Class C Common Stock, together with a certificate in form and substance reasonably acceptable to the savings bank evidencing compliance with Section 5(A)(3)(d)(i). Upon presentment of such evidence as aforesaid, the savings bank shall deliver as promptly as practicable to such purchaser or transferee certificates representing such number of shares of Class A Common Stock as is equal to the number of shares of Class C Common Stock so presented. In case any certificate for shares of Class C Common Stock shall be surrendered for Transfer of only a part of the shares represented thereby, the savings bank shall deliver, as promptly as practicable after such surrender, to or upon the written order of the transferor, a certificate or certificates for the number of shares of Class C Common Stock represented by such surrendered certificate that have not been converted into shares of Class A Common Stock. Notwithstanding the foregoing, in the event of a Regulatory Change, the effect of which is to permit a holder of Class C Common Stock which is a Regulated Stockholder to Transfer such shares in a transaction that would permit the transferee to convert the Class C Common Stock into Class A Common Stock, then this Section 5(A)(3)(d)(i) shall be deemed modified to permit such conversion upon such Transfer.

                (ii) Shares of Class C Common Stock which are not Transferred in a Transfer satisfying the requirements of Section 5(A)(3)(d)(i) shall not be convertible into Class A Common Stock by the purchaser or transferee in such Transfer but such shares of Class C Common Stock shall be convertible upon any subsequent Transfer that does satisfy the requirements of such Section.

    (4) Reservation of Shares. The savings bank shall at all times reserve and keep available out of the authorized and unissued shares of Class A Common Stock, solely for the purpose of effecting the conversion of the outstanding shares of Class B Common Stock and Class C Common Stock, such number of shares of Class A Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding Class B Common Stock and Class C
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Common Stock. If, notwithstanding the foregoing, at any time, the number of authorized and unissued shares of Class A Common Stock shall not be sufficient to effect conversion of the then outstanding shares of Class B Common Stock and Class C Common Stock, the savings bank shall take such corporate action as may be necessary to increase the number of authorized and unissued shares of Class A Common Stock to such number as shall be sufficient for such purposes.

    (5) Redemptions, etc. The savings bank will not directly or indirectly redeem, purchase, acquire or take any other action affecting outstanding shares of capital stock of the savings bank if such action will increase the percentage of outstanding voting securities owned or controlled by any Regulated Stockholder and its Affiliates (other than a stockholder which waives in writing its rights under this Section 5(A)(5)), unless the savings bank gives written notice (the "Deferral Notice") of such action to each Regulated Stockholder. The savings bank will defer making any such redemption, purchase or other acquisition, or taking any other action, for a period of 20 days (the "Deferral Period") after giving the Deferral Notice in order to allow each Regulated Stockholder to determine whether it wishes to take any action with respect to the Common Stock it owns, controls or has the power to vote. The savings bank will not directly or indirectly redeem, purchase, acquire or take any other action affecting outstanding shares of Common Stock of the savings bank if such action will increase over 24.9% the percentage of outstanding Common Stock owned or controlled by any Regulated Stockholder and its Affiliates (other than a stockholder which waives in writing its rights under this Section 5(A)(5)). The provisions of this paragraph (5) shall not apply if, and only so long as, the Class A Common Stock is listed on a national securities exchange or admitted for quotation on the Nasdaq National Market or any successor thereto.

    (6) Reorganizations, Reclassifications, Mergers, Etc. In the event there shall be a capital reorganization, reclassification of the stock of the savings bank, consolidation or merger of the savings bank with or into another Person or sale or conveyance of all or substantially all of the assets of the savings bank to any Person, the amount of any cash, securities or other assets, or any combination thereof, issuable or distributable in respect of each share of Common Stock of each class shall be identical.

    (7) Certain Definitions. For purposes of this Section 5 the following defined terms shall have the meanings specified.

        "Affiliate" shall mean, with respect to any Person, any other Person
         ---------
that, directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such Person.
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  A Federal Savings Bank
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        "Beneficially Owned", when used in connection with any Person with
         ------------------
respect to any shares of Common Stock, shall mean shares of which such Person, together with the Affiliates of such Person, would be deemed to be a beneficial owner within the meaning of Rule 13d-3 or 13d-5 under the Exchange Act; and the term "Beneficial Ownership" shall have a meaning correlative to the foregoing.

        "CHC" shall mean Citadel Holding Corporation.
         ---

        "CHC Shares" shall mean, with respect to any shares of Class B Common
         ----------
Stock Transferred, any of such shares that, immediately after such Transfer, will be Beneficially Owned by CHC or any successor thereto or any Affiliate of CHC or such successor or Group of which CHC or any such Affiliate or successor is a member.

        "Controlled Subsidiary" means any direct or indirect subsidiary of the
         ---------------------
Parent.

        "Eligible Distributed Shares" shall mean, with respect to any shares of
         ---------------------------
Class B Common Stock, Beneficial Ownership of which is Transferred by CHC to a stockholder of CHC by a dividend or distribution made to stockholders of CHC generally, all or any portion of such shares as to which the Beneficial Owner (or if there shall be more than one, all Beneficial Owners) immediately after such distribution of such shares delivers to the savings bank a certificate in form and substance reasonably satisfactory to the savings bank to the effect that the shares of Class B Common Stock so distributed, or portion thereof, when added to all other shares of Class B Common Stock Beneficially Owned immediately prior to such distribution by such Beneficial Owner or Beneficial Owners and any shares of Class B Common Stock Beneficially Owned immediately prior to such distribution by all other members of any Group of which such Beneficial Owner is, or Beneficial Owners are, members, do not exceed five percent of all outstanding shares of Common Stock.

        "Exchange Act" shall mean the Securities Exchange Act of 1934, as
         ------------
amended.

        "Group" shall mean any group of Persons formed for the purpose of
         -----
acquiring, holding, voting or disposing of securities which would be required under Section 13(d) of the Exchange Act and the rules and regulations thereunder (as now in effect and based on present legal interpretations thereof) to file a statement on Schedule 13D as a "person" within the meaning of Section 13(d)(3) of the Exchange Act if such group beneficially owned securities of a class representing more than 5% of all securities of such class then outstanding.

        "Parent" means the ultimate Parent of a holder of Class C Common Stock.
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  A Federal Savings Bank
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        "Person" shall mean an individual, corporation, partnership, trust,
         ------
unincorporated organization, government or any agency or political subdivision thereof or any other entity that may be treated as a person under applicable law.

        "Regulated Stockholder" shall mean any stockholder that is subject to
         ---------------------
the provisions of Regulation Y as a bank holding company or a subsidiary thereof or to 12 C.F.R. Part 574 as a savings and loan holding company or a subsidiary thereof and that holds shares of Common Stock of the savings bank, or shares issued upon the conversion(s) of such shares.

        "Regulatory Change" means, with respect to any Regulated Stockholder,
         -----------------
(i) any change on or after the date this Amended and Restated Charter S is declared effective by the OTS under United States federal laws or regulations (including the Bank Holding Company Act and Regulation Y thereunder); (ii) the adoption on or after such date of any interpretation or ruling applying to a class of Persons including such Regulated Stockholder under any United States federal laws or regulations by any court or governmental or regulatory authority charged with the interpretation or administration thereof; or (iii) the modification on or after such date of any agreement or commitment of any such governmental or regulatory authority that is applicable to or binding upon such Regulated Stockholder.

        "Regulation Y" shall mean Regulation Y of the Board of Governors of the
         ------------
Federal Reserve System, 12 C.F.R. Part 225 (or any successor to such
Regulation).

        "Transfer" shall mean to transfer, sell, assign, give, place in trust
         --------
(voting or otherwise), transfer by operation of law or in any other way dispose of, directly or indirectly, and whether or not voluntarily, any shares of Class B Common Stock or Class C Common Stock of the savings bank; provided, however, that no pledge, lien, security interest or other encumbrance shall be deemed to be a Transfer unless and until such pledge, lien, security interest or encumbrance has been foreclosed and any rights of redemption in connection therewith have expired.

    (8) Automatic Removal.

    (a) Removal of Class B Common Stock Provisions. At the earliest time when no shares of Class B Common Stock shall be outstanding, the following provisions of
Section 5 shall be deemed to have no effect and shall be modified as provided below or deleted and removed from this Amended and Restated Charter to the extent that such provisions have not already been modified or removed from this Amended and Restated Charter S; provided, that such modification, deletion and
                                --------
removal shall not affect the conversion of any shares of Class B

Amended and Restated Charter S
Fidelity Federal Bank,
  A Federal Savings Bank
Page 14
------------------------------

Common Stock into other securities of the savings bank or the validity of any such securities:

          (i) First paragraph, from "(b) fourteen million" through "('Class B Common Stock')," and "and Class B Common Stock" in clause (c);
          (ii)   Second paragraph;
          (iii)  Third paragraph;
          (iv)   Fourth paragraph;
          (v)    Section 5(A)(1), ", shares of Class B Common Stock";
          (vi)   Section 5(A)(1)(a)(i), "Class B Common Stock and";
          (vii) Section 5(A)(1)(a)(ii) from "both (1) a dividend payable" through "Class B Common Stock per outstanding share and (2)";
          (viii) Section 5(A)(1)(a)(iii)(a.) from "both (1) such distribution" through "share of each class and (2)";
          (ix) Section 5(A)(1)(a)(iii)(b.), both references to "Class B Common Stock and" and ", respectively,";
          (x) Section 5(A)(1)(b), "both the Class B Common Stock and" in the first sentence;
          (xi) Section 5(A)(1)(c), change "provisions" to "provision" and "Sections" to "Section", remove "5(A)(2)(c) and";
          (xii)  Section 5(A)(2) in its entirety;
          (xiii) Section 5(A)(3)(a)(i), "and the Class B Common Stock";
          (xiv) Section 5(A)(3)(a)(ii), "both (1)" and from "and (2) a dividend payable" through "Class B Common Stock per outstanding share";
          (xv) Section 5(A)(3)(a)(iii), both references to "and Class B Common Stock" and ", respectively,";
          (xvi) Section 5(A)(3)(b), "both", "and the Class B Common Stock", "and Section 5(A)(2)(b)" and the last letter of "Sections";
          (xvii) Section 5(A)(3)(d)(i)(b.), "sum of (1) the" and from "and, if and only if, the Class B Common Stock" through "Class A Common Stock, Class B Common Stock";
          (xviii) Section 5(A)(3)(d)(i)(c.), "Class B Common Stock and";
          (xix)  Section 5(A)(4), all references to "Class B and"; and
          (xx) Section 5(A)(7), definitions of "Beneficially Owned", "CHC Shares", "Exchange Act", "Excluded Shares" and "Group" and "Class B Common Stock or" in the definition of "Transfer".
          (xxi) Upon the consecutive renumbering of each remaining Section, subsection and paragraph of this Amended and Restated Charter S and after giving effect to each of the provisions of paragraphs (i) through (xix) of this Section 5(A)(8)(a), this Section 5(A)(8)(a).

Amended and Restated Charter S
Fidelity Federal Bank,
  A Federal Savings Bank
Page 15
------------------------------

    (b) Removal of Class C Common Stock Provisions. At the earliest time when no shares of Class C Common Stock shall be outstanding, the following provisions of Section 5 shall be deemed to have no further effect and shall be modified as provided below or deleted and removed from this Amended and Restated Charter to the extent that such provisions have not already been modified or removed from this Amended and Restated Charter S; provided, that such modification, deletion
                                     --------
and removal shall not affect the conversion of any shares of Class C Common Stock into other securities of the savings bank or the validity of any such securities:

        (i) First paragraph, "), (c) three million (3,000,000) shall be Class C Common Stock, par value 5.01 per share ('Class C Common Stock"' and "and Class B Common Stock" in clause (c);
        (ii) Section 5(A)(1), "and shares of Class C Common Stock"; and, if necessary, the word "and" shall be added before "shares of Class B Common Stock" if such words have not been previously deleted pursuant to 5(A)(8)(a);
        (iii)  Section 5(A)(1)(a)(i), "and Class C Common Stock";
        (iv) Section 5(A)(1)(a)(ii), "both (1)" and from "and (2) a dividend payable" through "Class C Common Stock per outstanding share";
        (v) Section 5(A)(1)(a)(iii)(a.), "both (1)" and from "and (2) a distribution of rights"' through "and including identical terms";
        (vi) Section 5(A)(1)(a)(iii)(b.), both references to "and Class C Common Stock" and ", respectively,";
        (vii) Section 5(A)(1)(b), "both" and "and the Class C Common Stock" in the first sentence;
        (viii) Section 5(A)(1)(c), change "provisions" to "provision" and "Sections" to "Section", remove "and 5(A)(3)(c)";
        (ix)   Section 5(A)(2)(a)(i), "and the Class C Common Stock";
        (x) Section 5(A)(2)(a)(ii), "both (1)" and from "and (2) a dividend payable" through "Class C Common Stock per outstanding share";
        (xi) Section 5(A)(2)(a)(iii), both references to "and Class C Common Stock" and ", respectively,";
        (xii) Section 5(A)(2)(b), "both" and "and the Class C Common Stock," the last letter of "Sections" and "and 5(A)(3)(b)";
        (xiii) Section 5(A)(3) in its entirety;
        (xiv) Section 5(A)(4), all references to "and Class C Common Stock" and, if necessary, the word "and" shall be added before "Class B Common Stock"; and
        (xv) Section 5(A)(7), definition of "Regulation Y" and "or Class C Common Stock" in the definition of "Transfer".
        (xvi) Upon the consecutive renumbering of each remaining Section, subsection and

Amended and Restated Charter S
Fidelity Federal Bank,
  A Federal Savings Bank
Page 16
------------------------------

    paragraph of this Amended and Restated Charter and after giving effect to each of the provisions of paragraphs (i) through (xiv) of this Section 5(A)(8)(b), this Section 5(A)(8)(b).

    (c) Removal of Remaining Classification Provisions. At the earliest time when no shares of either Class B Common Stock or Class C Common Stock shall be outstanding, the following provisions of Section 5 shall be deemed to have no further effect and shall be modified as provided below or deleted and removed from this Amended and Restated Charter to the extent that such provisions have not already been modified or removed from this Amended and Restated Charter S; provided, that such modification, deletion and removal shall not affect the
--------
conversion of any shares of Class B Common Stock or Class C Common Stock into other securities of the savings bank or the validity of any such securities:

        (i)    First paragraph, from "and, together with" through "'Common
    Stock')";
        (ii)   Section 5(A)(1), "except as set forth in this Section 5";
        (iii) Section 5(A)(1)(a)(i), "and paragraphs (a)(ii) and (iii) below" and "provided that identical dividends or distributions are declared and paid or made concurrently upon the";
        (iv)   Section 5(A)(1)(a)(ii);
        (v)    Section 5(A)(1)(a)(iii);
        (vi)   Section 5(A)(1)(b), other than the first sentence thereof;
        (vii) Section 5(A)(1)(c), "and the provisions of Sections 5(A)(2)(c) and 5(A)(3)(c) hereof"
        (viii) Section 5(A)(4);
        (ix)   Section 5(A)(6);
        (x) Any references to "Class A Common Stock" appearing anywhere in this Amended and Restated Charter S shall be changed to read "Common Stock"; and
        (xi) Upon the consecutive renumbering of each remaining Section, subsection and paragraph of this Amended and Restated Charter S and after giving effect to each of the provisions of Sections 5(A)(8)(a), 5(A)(8)(b) and 5(A)(8)(c)(i)-(x), this Section 5(A)(8).

    (9) Restrictions on Transfer of Common Stock. The Class A Common Stock and Class C Common Stock sold pursuant to the Form OC may not be Transferred prior to the date 30 days after the date on which this Amended and Restated Charter S becomes effective, and the Class B Common Stock may not be Transferred prior to the date 45 days after the date on which this Amended and Restated Charter S becomes effective. Until the filing (the "10-K Filing Date") by the savings bank with the OTS of the savings bank's Annual Report on Form 10-K for its next fiscal year following the fiscal year ended December 31, 1993, such Class A Common Stock and

Amended and Restated Charter S
Fidelity Federal Bank,
  A Federal Savings Bank
Page 17
------------------------------

Class C Common Stock may be Transferred only in blocks of 100,000 shares or more, except as described below. During the period referred to in the immediately preceding sentence, the savings bank and transfer agent for the Common Stock will not register any Transfer of Common Stock except where the transferee provides written certification reasonably acceptable to the savings bank that the shares of Common Stock are being Transferred only to the Beneficial Ownership of an Affiliate of the Transferor or an investment account under the control of the Transferor or an Affiliate of the Transferor. Any purported Transfer of Common Stock in violation of this Section 5(A)(9) shall be void, and the savings bank and the transfer agent for the Common Stock will not register any Transfer of Common Stock in violation of this Section 5(A)(9). Effective at 12:01 A.M. on the date immediately following the 10-K Filing Date, this paragraph 9 shall be deemed to have no further effect and to be deleted from this Amended and Restated Charter S.

(B)  Serial Preferred Stock.  Subject to the approval of the provisions of any
     ----------------------
supplementary sections by the OTS, and except as provided in this Section 5, the board of directors of the savings bank is authorized by resolution or resolutions from time to time adopted, to provide in supplementary sections hereto for the issuance of serial preferred stock in series and to fix and state the voting powers, designation, preferences and relative, participating, optional or other special rights of the shares of each such series and the qualifications, limitations and restrictions thereof, including, but not limited to, determination of any of the following:

        (1) The distinctive serial designation and the number of shares constituting such series;
        (2) The dividend rates or the amount of dividends to be paid on the shares of such series, whether dividends shall be cumulative and, if so, from which date or dates, the payment date or dates for dividends, and the participating or other special rights, if any, with respect to dividends;
        (3) The voting powers, full or limited, if any, of shares of such series;
        (4) Whether the shares of such series shall be redeemable and, if so, the price or prices at which, and the terms and conditions on which, such shares may be redeemed;
        (5) The amount or amounts payable upon the shares of such series in the event of voluntary or involuntary liquidation, dissolution or winding up of the savings bank;
        (6) Whether the shares of such series shall be entitled to the benefit of a sinking or retirement fund to be applied to the purchase or redemption of such shares, and if so entitled, the amount of such fund and the manner of its application, including the price or prices at which such shares may be redeemed or purchased through the application of such fund;
        (7) Whether the shares of such series shall be convertible into, or exchangeable

Amended and Restated Charter S
Fidelity Federal Bank,
  A Federal Savings Bank
Page 18
------------------------------

    for, shares of any other class or classes or of any other series of the same or any other class or classes of stock of the savings bank and, if so convertible or exchangeable, the conversion price or prices, or the rate or rates of exchange, and the adjustments thereof, if any, at which such conversion or exchange may be made, and any other terms and conditions of such conversion or exchange;
        (8) The price or other consideration for which the shares of such series shall be issued; and
        (9) Whether the shares of such series which are redeemed or converted shall have the status of authorized but unissued shares of serial preferred stock and whether such shares may be reissued as shares of the same or any other series of serial preferred stock.
        Each share of each series of serial preferred stock shall have the same relative rights as and be identical in all respects with all the other shares of the same series.
        Prior to the issuance of any preferred shares of a series established by a supplementary Charter section adopted by the board of directors, the savings bank shall file with the OTS a dated copy of that supplementary section of this Amended and Restated Charter establishing and designating the series and fixing and determining the relative rights and preferences thereof.

    SECTION 6. Preemptive Rights. Holders of the capital stock of the savings bank shall not be entitled to preemptive rights with respect to any shares of the savings bank which may be issued.

    SECTION 7. Liquidation Account. Pursuant to the requirements of the Rules and Regulations for Insurance of Accounts of the Federal Savings and Loan Insurance Corporation, the savings bank shall establish and maintain a liquidation account for the benefit of its savings account holders as of February 28, 1974 and as of June 30, 1981 ("eligible savers"). In the event of a complete liquidation of the savings bank, it shall comply with such rules and regulations with respect to the amount and the priorities on liquidation of each of the savings bank's eligible savers' inchoate interest in the liquidation account, to the extent it is still in existence. Provided, however, that an eligible saver's inchoate interest in the liquidation account shall not entitle such eligible saver to any voting rights at meetings of the savings bank's stockholders.

    SECTION 8. Directors. (A) The savings bank shall be under the direction of a board of directors. The authorized number of directors shall be such number, not less than seven or greater than fifteen (except when a greater number is approved by the OTS), as may be fixed from time to time by the board of directors pursuant to a resolution adopted by a majority of the entire board of directors. (B) The directors shall be divided into three classes as nearly equal in number as possible. The members of each class shall be elected for a term of three years and until their

Amended and Restated Charter S
Fidelity Federal Bank,
  A Federal Savings Bank
Page 19
------------------------------

successors are elected and qualified. One class shall be elected by ballot annually. (C) The right to cumulate votes in the election of directors shall not exist with respect to the savings bank.

    SECTION 9. Amendment of Charter. Except as provided in Section 5, no amendment, addition, alteration, change, or repeal of this charter shall be made, unless such is first proposed by the board of directors of the savings bank, then preliminarily approved by the OTS, which preliminary approval may be granted by the OTS pursuant to regulations specifying preapproved charter amendments, and thereafter approved by the stockholders by a majority of the total votes eligible to be cast at a legal meeting. Any amendment, addition, alteration, change, or repeal so acted upon shall be effective upon filing with the OTS in accordance with regulatory procedures or on such other date as the OTS may specify in its preliminary approval.

                                FIDELITY FEDERAL BANK,
                                A FEDERAL SAVINGS BANK



                                By___________________________
                                     Richard M. Greenwood
                                     Chief Executive Officer


Attest:


__________________________
                                _____________________________
Date: _____________________          Corporate Secretary
                                Office of Thrift Supervision

                                OFFICE OF THRIFT SUPERVISION


Declared effective 10/20/94     By___________________________
                                     Acting Director

                 CERTIFICATE OF RESOLUTIONS ADOPTING THE FIRST
                  SUPPLEMENTAL SECTION TO SECTION 5(B) OF THE
                         AMENDED AND RESTATED CHARTER S
                                       OF
                             FIDELITY FEDERAL BANK,
                             A FEDERAL SAVINGS BANK


     Richard M. Greenwood certifies that:

     1. He is the president of FIDELITY FEDERAL BANK, A FEDERAL SAVINGS BANK (the "Bank").

     2. The authorized number of shares of serial preferred stock is 10,000,000, none of which has been issued.

     3. The Board of Directors of the Bank has duly adopted the following resolution:

     WHEREAS, the Amended and Restated Charter S of the Bank (the "Amended Charter") authorizes the preferred stock of the Bank to be issued in series and authorizes the Board of Directors to determine the rights, preferences, privileges and restrictions granted to or imposed upon any wholly unissued series of Preferred Stock and to fix the number of shares and designation of any such series, now therefore it is

     RESOLVED, that the Board of Directors does hereby establish a series of Preferred Stock as follows:

                 THE FIRST SUPPLEMENTAL SECTION TO SECTION 5(B)
                    OF THE AMENDED AND RESTATED CHARTER S OF
                 FIDELITY FEDERAL BANK, A FEDERAL SAVINGS BANK

          Section 1.  Designation and Rank.  The series created and provided for
                      --------------------
hereby is designated as the 12% Noncumulative Exchangeable Perpetual Preferred Stock, Series A (the "Series A Preferred Stock"). Each share of the Series A Preferred Stock shall be identical in all respects with each other share of the Series A Preferred Stock. Shares of the Series A Preferred Stock shall have a liquidation preference of $25 per share (the "Stated Value"). The Series A Preferred Stock shall rank prior to the Bank's Common Stock and to all other classes and series of equity securities of the Bank now or hereafter authorized, issued or outstanding (the Common Stock and such other classes and series of equity securities collectively may be referred to herein as the "Junior Stock"), other than any classes or series of equity securities of the Bank ranking on a parity with (the "Parity Stock") or senior to (the "Senior Stock") the Series A Preferred Stock as to dividend rights or rights upon liquidation, winding up or dissolution of the Bank. The Series A Preferred Stock shall be junior to all outstanding debt of the Bank, including, without limitation, deposits of the Bank. The Series A Preferred Stock shall be subject to creation of Senior Stock, Parity Stock and Junior Stock to the extent not prohibited by the Amended Charter, subject to the approval of the holders of the outstanding shares of Series A Preferred Stock to the extent required pursuant to Section 9 hereof.

          Section 2.  Number.  The number of authorized shares of the Series A
                      ------
Preferred Stock shall initially consist of 2,070,000 shares. The number of such authorized shares of Series A Preferred Stock shall be automatically reduced (but not below 1,800,000 shares) to the extent that the over-allotment option granted by the Bank pursuant to the Underwriting Agreement dated November 8, 1995 between the Bank and Friedman, Billings, Ramsey & Co. Inc. is not exercised, such reduction to become effective upon expiration of such over-allotment option pursuant to its terms. The number of authorized shares of the Series A Preferred Stock may be increased by the further resolution duly adopted by the Board of Directors of the Bank or a duly authorized committee thereof. The number of authorized shares of the Series A Preferred Stock shall not at any time be decreased below the aggregate number of such shares then outstanding.

          Section 3.  Dividends.
                      ---------

          (a) The holders of Series A Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors out of funds at the time legally available therefor, noncumulative dividends at the rate of $3.00 per annum per share (subject to reduction as provided in Section 6(a) hereof), and no more. Such dividends shall accrue without interest (including any interest, sum of money in lieu of interest or other property paid on account of any dividend payment or payments which may be in arrears) from the date of original issuance and shall be payable in cash quarterly in arrears on February 15, May 15, August 15 and November 15 of each year commencing February 15, 1996 (the "Dividend Payment Dates") (except that if any such date is not a Business Day, then such dividend shall be payable on the next Business Day following such Dividend Date, provided that, for the purposes of computing such dividend
               --------
payment, no interest or sum in lieu of interest shall accrue from such Dividend Payment Date to the next Business Day following such Dividend Payment Date) to holders of record as they appear in the securities register of the Bank at the close of business on January 30, April 30, July 30 or

October 30, as the case may be, next preceding each Dividend Payment Date (each, a "Record Date"). For purposes hereof, the term Business Day shall mean any day (except a Saturday or Sunday or any day on which banking institutions are authorized or required to close in Los Angeles, California or New York, New
York). The amount of dividends payable per share of Series A Preferred Stock for each quarterly dividend period shall be computed by dividing the annual dividend amount by four. The amount of dividends payable for the initial dividend period and any period shorter than a full quarterly dividend period shall be computed on the basis of a 360-day year of twelve 30-day months. Dividends paid on shares of Series A Preferred Stock in an amount less than the total amount of such dividends at the time payable on such shares shall be allocated pro rata among all such shares at the time outstanding.

          No dividends or other distributions, other than dividends payable solely in shares of Common Stock or other Junior Stock shall be declared, paid or set apart for payment on, and no purchase, redemption or other acquisition shall be made by the Bank of, any shares of Common Stock or other Junior Stock (or any payment made in respect of or made available to a sinking fund for the redemption of any shares of such Junior Stock) unless and until all unpaid dividends on the Series A Preferred Stock shall have been paid or declared and set apart for payment for the current quarterly dividend period.

          If at any time any dividend on any Senior Stock shall be in default, in whole or in part, then (except to the extent allowed by the terms of such Senior Stock) no dividend shall be paid or declared and set apart for payment on the Series A Preferred Stock unless and until all accrued and unpaid dividends with respect to such Senior Stock, including the full dividends for the then-current dividend period, shall have been paid or declared and set apart for payment, without interest. No shares of Parity Stock shall be issued unless the dividend payment dates for such shares are the same dates, and only the same dates, as the Dividend Payment Dates. No full dividends shall be paid or declared and set apart for payment on any class or series of Parity Stock for any period unless full dividends have been, or contemporaneously are, paid or declared and set apart for such payment on the Series A Preferred Stock for payment at the same time. No full dividends shall be paid or declared and set apart for any period unless full dividends have been, or contemporaneously are, paid or declared and set apart for payment on the Parity Stock for the dividend period terminating on the date of payment of such full dividends. When dividends are not paid in full upon the Series A Preferred Stock and the Parity Stock, all the dividends paid or declared and set aside for payment upon shares of Series A Preferred Stock and the Parity Stock shall be paid or declared and set aside for payment pro rata so that the amount of dividends paid or declared and set aside for payment per share on the Series A Preferred Stock and the Parity Stock shall in all cases bear to each other the same ratio that accrued and unpaid dividends per shares on the shares of Series A Preferred Stock and the Parity Stock bear to each other.

          (b) The Bank shall not permit any subsidiary to purchase or otherwise acquire for consideration any shares of stock of the Bank unless the Bank could, under paragraph (a) of this Section 3, purchase or otherwise acquire such shares at such time and in such manner.

          (c) Any reference to "distribution" contained in this Section 3 shall not be deemed to include any distribution made in connection with any liquidation, dissolution or winding up of the Bank whether voluntary or involuntary.

           Section 4.  Redemption.
                       ----------

          (a)  Optional Redemption.  The Series A Preferred Stock is perpetual
               -------------------
and is not redeemable prior to November 15, 2005. The Series A Preferred Stock is (subject to applicable regulatory limitations, including restrictions on capital distributions) redeemable by the Bank at its option at any time, and from time to time, on or after November 15, 2005, in whole or in part, at the redemption prices set forth below in cash, plus an amount in cash equal to accrued but unpaid dividends for the then-current dividend period up to, but excluding, the date fixed for redemption (the "Redemption Date") without the accumulation of unpaid dividends for prior dividend periods (subject to the right of the holder of record on the record date for the payment of a dividend to receive the dividend due on the corresponding Dividend Payment Date, or the next Business Day thereafter, as the case may be):

 If redeemed during the
     12-month period        Redemption
 beginning November 15,       Price
-------------------------   ----------
          2005                  $27.50
          2006                   27.00
          2007                   26.50
          2008                   26.00
          2009                   25.50
   2010 and thereafter           25.00

The applicable amount payable upon redemption as provided in the immediately preceding sentence is hereinafter referred to as the "Redemption Price."

          The aggregate Redemption Price payable to each holder of record of shares of Series A Preferred Stock to be redeemed will be rounded to the nearest cent ($0.01).

          If fewer than all of the outstanding shares of Series A Preferred Stock are to be redeemed, the shares to be redeemed shall be selected pro rata or by lot or by such other method as the Board of Directors of the Bank, in its sole discretion, determines to be equitable.

          (b)  Notice, etc.  (i)  Notice of every redemption of shares of Series
               ------------
A Preferred Stock pursuant to this Section 4 shall be mailed by first class mail, postage prepaid, addressed to the holders of record of the shares to be redeemed at their respective last addresses as they shall appear on the stock register of the Bank. Such mailing shall be at least 45 days and not more than 60 days prior to the Redemption Date. Each such notice of redemption shall specify the Redemption Date, the Redemption Price, the place or places of payment and that payment will be made upon the later of the Redemption Date or presentation and surrender of the shares of Series A Preferred Stock. Any notice which is mailed as herein provided shall be conclusively presumed to have been duly given, whether or not the holder of the Series A Preferred Stock receives such notice; and failure to give such notice by mail, or any defect in such notice, to the holders of any shares designed for redemption shall not affect the validity of the proceedings for the redemption of any other shares of Series A Preferred Stock.

          (ii) If such notice of redemption shall have been duly given and if on or before the Redemption Date specified therein the funds necessary for such redemption shall have been deposited by the Bank with the bank or trust company hereinafter referred to in trust for the pro rata benefit of the holders of the shares called for redemption, then, notwithstanding that any certificate for shares so called for redemption shall not have been surrendered for cancellation, from and after the Redemption Date, all shares so called for redemption shall no longer be deemed to be outstanding, dividends shall cease to accrue thereon and all rights with respect to such shares shall forthwith cease and terminate, except only the right of the holders thereof to receive from such bank or trust company at any time on and after the Redemption Date the funds so deposited, without interest. The aforesaid bank or trust company shall be organized and in good standing under the laws of the United States of America or of any State, shall have capital, surplus and undivided profits aggregating at least $50,000,000 according to its last published statement of financial condition, and shall be identified in the notice of redemption. Any interest accrued on such funds shall be paid to the Bank from time to time. Any funds so set aside or deposited, as the case may be, and unclaimed at the end of three years from such Redemption Date shall, to the extent permitted by law, be released or repaid to the Bank, after which repayment the holders of the shares so called for redemption shall look only to the Bank for payment thereof.

          (c)  Status of Redeemed Shares.  Shares of the Series A Preferred
               -------------------------
Stock which have been redeemed shall, after such redemption, have the status of authorized but unissued shares of Preferred Stock of the Bank, without designation as to series, until such shares are once more designated as part of a particular series by or on behalf of the Board of Directors.

          Section 5.  No Sinking Fund.  The shares of Series A Preferred Stock,
                      ---------------
shall not be subject to mandatory redemption or the operation of any purchase, retirement, or sinking fund.

          Section 6.  Exchange.
                      --------

          (a) If the Bank forms or is acquired by a holding company (the "Holding Company"), the Holding Company may elect to make the Series A Preferred Stock exchangeable at the option of the holders thereof on any date following a date to be fixed by the Holding Company (the "Exchange Date"), for senior notes of the Holding Company (the "Senior Notes") to be issued under an Indenture (the "Indenture") between the Holding Company and such party as may reasonably be selected by the Board of Directors to then act as trustee under the Indenture (the "Trustee"), which shall be in substantially the form filed as an exhibit to the Bank's Form OC (OTS Docket No. 5770) as filed with the OTS and as amended as of November 8, 1995, completed as set forth therein and with such changes as may be required by law or usage. Holders of the outstanding shares of Series A Preferred Stock will be entitled to receive $1,000 principal amount of the Senior Notes in exchange for each 40 shares of Series A Preferred Stock held by them at the time of exchange. Dividends on the Series A Preferred Stock will be payable following the Exchange Date at a reduced annual rate of $2.50 per share. The Holding Company shall send to each holder of the Series A Preferred Stock notice of the Exchange Date not less than 30 days nor more than 60 days prior to the Exchange Date at the address of such holder shown on the books of the Bank. Such notice shall state:

(i) the Exchange Date, (ii) that shares of Series A Preferred Stock will be exchanged for Senior Notes without any further action on the part of the holder unless such holder returns an enclosed election form stating that none of such holder's shares of Series A Preferred Stock is to be exchanged for Senior Notes,
(iii) the place where shares of Series A Preferred Stock are to be surrendered for exchange and (iv) the arrangements for the delivery of new securities representing the Senior Notes.

          (b) After the occurrence of the Exchange Date, any holder of shares of Series A Preferred Stock desiring to exchange such shares for Senior Notes shall surrender the certificate or certificates for such shares of Series A Preferred Stock at the office of the transfer agent for the Series A Preferred Stock (the "Transfer Agent"), which certificate or certificates, if the Bank shall so require, shall be duly endorsed to the Bank or in blank, or accompanied by proper instruments of transfer to the Bank or in blank, accompanied by irrevocable written notice to the Bank and the Holding Company that the holder elects so to exchange such shares of Series A Preferred Stock and specifying the name or names in which a certificate or certificates for Senior Notes are to be issued. Any such election by a holder of shares of Series A Preferred Stock may be made with respect to all, but not less than all, of the shares of Series A Preferred Stock held by such holder or, if the number of such shares is not a multiple of 40, the nearest multiple of 40 shares that is less than the aggregate number of shares held by such holder.

          The Bank covenants that, as soon as practicable after such deposit of certificates for Series A Preferred Stock accompanied by the written notice of exchange and compliance with any other conditions herein contained, there shall be delivered at such office of such Transfer Agent to the person for whose account such shares of Series A Preferred Stock were so surrendered, or his nominee or nominees, certificates for the principal amount of Senior Notes to which he shall be entitled as aforesaid. Subject to the following provisions of this paragraph, such exchange shall be deemed to have been made as of the date of such surrender of the shares of Series A Preferred Stock to be exchanged, and the person or persons entitled to received the Senior Notes deliverable upon exchange of such Series A Preferred Stock shall be treated for all purposes as the holder or holders of such Senior Notes on such date.

          (c) In the case of any shares of Series A Preferred Stock which is surrendered for exchange after any record date established by the Board of Directors with respect to the payment of a dividend on the Series A

Preferred Stock and on or prior to the opening of business on the next succeeding Dividend Payment Date (or, if such Dividend Payment Date is not a Business Day, before the close of business on the next Business Day following such Dividend Payment Date), the dividend due on such date shall be payable on such date to the holder of record of such shares as of such preceding record date notwithstanding such exchange. Shares of Series A Preferred Stock surrendered for exchange during the period from the close of business on any record date established by the Board of Directors with respect to the payment of a dividend on the Series A Preferred Stock immediately preceding any Dividend Payment Date to the opening of business on such Dividend Payment Date (or, if such Dividend Payment Date is not a Business Day, before the opening of business on the next Business Day following such Dividend Payment Date), except in the case of shares called for redemption on a Redemption Date within such period, shall be accompanied by payment in New York Clearing House funds or other funds acceptable to the Bank in an amount equal to the dividend payable on such Dividend Payment Date on the shares of Series A Preferred Stock being surrendered for exchange. The dividend with respect to a share of Series A Preferred Stock called for redemption on a Redemption Date during the period from the close of business on any record date established by the Board of Directors with respect to the payment of a dividend on the Series A Preferred Stock next preceding any Dividend Payment Date to the opening of business on such Dividend Payment Date (or, if such Dividend Payment Date is not a Business Day, before the opening of business on the next Business Day following such Dividend Payment Date) shall be payable on such Dividend Payment Date (or, if such Dividend Payment Date is not a Business Day, before the opening of business on the next Business Day following such Dividend Payment Date) to the holder of record of such share on such record date notwithstanding the exchange of such share of Series A Preferred Stock after such record date and prior to the opening of business on such Dividend Payment Date (or, if such Dividend Payment Date is not a Business Day, before the opening of business on the next Business Day following such Dividend Payment Date) and the holder exchanging such shares of Series A Preferred Stock need not include a payment in an amount equal to such dividend upon surrender of such shares for exchange. Except as provided in this paragraph, no payment or adjustment shall be made upon any exchange on account of any dividends on shares of Series A Preferred Stock surrendered for exchange.

          (d) Exchange of shares of Series A Preferred Stock for Senior Notes may be effected only in lots of 40 shares, and in no event shall the Holding Company be obligated to issue a certificate representing less than $1,000 in principal amount of Senior Notes.

         (e) Series A Preferred Stock shall not be exchangeable for the Senior Notes unless all dividends accrued on the Series A Preferred Stock for the dividend period in which the Exchange Date is to occur (and, if the Exchange Date is not a Dividend Payment Date, for the prior dividend period) have been paid or set aside for payment. No such exchange of Senior Notes for shares of Series A Preferred Stock shall be made unless (A) at the time of the exchange, the Holding Company meets the definitional characteristics specified in the Indenture; (B) the Senior Notes have been registered under the Securities Act of 1933, as amended, unless an exemption from registration is available; (C) the Indenture shall have been executed and delivered by the Holding Company and the Trustee; (D) immediately following the exchange, no default or event of default will exist under the Indenture; and (E) the Trustee has received an opinion (in the form specified in the Indenture) to the effect that the Senior Notes will, when issued in accordance with the terms of the Indenture, be legal, valid, binding and enforceable obligations of the Holding Company in accordance with their terms and that all necessary corporate and governmental approvals, including without limitation any securities registrations, for the issuance of the Senior Notes have been obtained.

        (f) From and after the date of any such exchange, the rights of the holders of Series A Preferred Stock so exchanged as stockholders of the Bank shall cease (except as set forth above), and the person or persons entitled to receive the Senior Notes issuable upon such exchange shall be treated as the holder or holders of such Senior Notes.

          Section 7.  Repurchase.
                      ----------

          (a)  Right to Require Repurchase.  In the event that a Change of
               ---------------------------
Control (as hereinafter defined) shall occur, then each holder of Series A Preferred Stock shall have the right, at such holder's option, to require the Bank to repurchase, and upon the exercise of such right the Bank shall repurchase, all or a specified number of such holder's Series A Preferred Stock on the date (the "Repurchase Date") that is 25 days after the date of the Bank Notice (as defined below) for cash at a purchase price equal to 110% of the Stated Value of such shares of Series A Preferred Stock to be repurchased (the "Repurchase Price"), plus dividends accrued and unpaid for the then current quarterly dividend period (without accumulation of accrued and unpaid dividends for prior periods) to the Repurchase Date, unless the Repurchase Date shall occur prior to the opening of business on a Divided Payment Date and after the close of business on the corresponding Record Date.

          (b)  Notices; Method of Exercising Repurchase Right, Etc.
               ----------------------------------------------------

          (1) Unless the Redemption Date shall have occurred in connection with the Bank's call for redemption of all of the shares of Series A Preferred Stock, on or before the 45th day after the occurrence of a Change of Control, the Bank shall mail to all holders of shares of Series A Preferred Stock a notice (the "Bank Notice") of the occurrence of the Change of Control and of the repurchase right set forth herein arising as a result thereof. The Bank shall also cause a copy of such notice of a repurchase right, or a summary of the information contained therein, to be published in a newspaper of general circulation in The City of New York.

          Each notice of a repurchase right shall state:

          (a)  the Repurchase Date,

          (b)  the date by which the repurchase right must be exercised,

          (c)  the Repurchase Price, and

          (d) a description of the procedure which a holder of shares of Series A Preferred Stock must follow to exercise a repurchase right.

          No failure of the Bank to give the foregoing notices or defect therein shall limit the right of any holder of shares of Series A Preferred Stock to exercise a repurchase right or affect the validity of the proceedings for the repurchase of such shares.

          If any of the foregoing provisions are inconsistent with applicable law, such law shall govern.

          (2) To exercise a repurchase right, a holder of shares of Series A Preferred Stock shall deliver to the Bank on or before the 15th day after the date of the Bank Notice (i) written notice of such holder's exercise of such right, which notice shall set forth the name of such holder, the number of shares of Series A Preferred Stock to be repurchased and a statement that an election to exercise the repurchase right is being made thereby, and (ii) the shares of Series A Preferred Stock with respect to which the repurchase right is being exercised, duly endorsed for transfer to the Bank. Such written notice shall be irrevocable.

          (3) In the event a repurchase right shall be exercised in accordance with the terms hereof, the Bank shall pay or cause to be paid the Repurchase Price in cash to the holder on the Repurchase Date, plus dividends accrued and unpaid for the then current quarterly dividend period (without accumulation of accrued and unpaid dividends for prior periods) to the Repurchase Date; provided, however, that in the event the Repurchase Date shall occur prior to
--------  -------
the opening of business on a Dividend Payment Date and after the close of business on the corresponding Record Date, the dividend payable on such Dividend Payment Date shall be payable to the holder of such shares registered as such on the relevant Record Date and no accrued and unpaid dividends shall be payable upon repurchase of such shares. The aggregate Repurchase Price payable to such holder will be rounded to the nearest cent ($0.01) with respect to the shares of Series A Preferred Stock as to which the repurchase right has been exercised.

          (c)  Status of Repurchased Shares.  Shares of the Series A Preferred
               ----------------------------
Stock which have been repurchased shall, after such repurchase, have the status of authorized but unissued shares of Preferred Stock of the Bank, without designation as to series, until such shares are once more designated as part of a particular series by or on behalf of the Board of Directors.

          (d)  Certain Definitions.
               -------------------

          For purposes of this Section 7,

          (1) the term "beneficial owner" shall be determined in accordance with Rule 13d-3, as in effect on the date of the original execution of this Certificate of Designations, promulgated by the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended;

          (2) the term "Person" shall include any syndicate or group which would be deemed to be a "person" under Section 13(d)(3) of the Securities Exchange Act of 1934, as amended, as in effect on the date of the original execution of this Certificate of Designations, other than the Bank, any subsidiary of the Bank or any employee benefit plan of the Bank; and

          (3) a "Change of Control" will be deemed to have occurred at such time as:

               (i) any Person is or becomes the beneficial owner, directly or indirectly, through a purchase, merger or other acquisition transaction or series of transactions, of shares of capital stock of the Bank entitling such Person to exercise 50% or more of the total voting power of all shares of capital stock of the Bank entitled to vote generally in the election of directors; or

               (ii) there occurs any consolidation of the Bank with, or merger of the Bank into, any other Person, any merger of another Person into the Bank, or any sale or transfer of all or substantially all of the assets of the Bank to another Person (other than a merger which does not result in any reclassification, conversion, exchange or cancellation of outstanding shares of any class of the Bank's capital stock);

provided, however, that no Change of Control shall be deemed to have occurred
--------  -------
under paragraphs (i) or (ii) above unless and until the transaction that would result in the Change of Control has been approved by the Board of Directors of the Bank and such transaction, and the exercise by the holders of the Preferred Stock of their right to require repurchase of the Series A Preferred Stock hereunder with respect thereto, has been approved by the Office of Thrift Supervision (together with any successor agency, the "OTS") after receipt by the OTS of written notice thereof from the Bank given no later than the business day immediately following the day on which the Board of Directors of the Bank approves the transaction. In the event the OTS does not approve the exercise of such repurchase right within 30 days after the date the OTS receives such notice from the Bank, one or more holders of shares of the Series A Preferred Stock may request from the OTS a reconsideration of such determination (pursuant to applicable procedures of the OTS with respect thereto) within 60 days (or such longer period as may be required or permitted by the OTS) of such failure to approve such exercise. In the event the OTS disapproves the repurchase of the Series A Preferred Stock hereunder and does not approve such repurchase upon any such subsequent request for reconsideration, the right of the holders to require such repurchase shall irrevocably terminate with respect to such Change of Control, but the right of the holders of the Series A Preferred Stock to require such repurchase, on the terms and subject to the conditions contained herein (including, without limitation, the requirements contained herein for OTS approval), in the event of any subsequent Change of Control shall not be affected thereby.

          Section 8.  Liquidation Rights.
                      ------------------

          (a)  Liquidation Preference.  In the event of any voluntary or
               ----------------------
involuntary liquidation, dissolution or winding up of the affairs of the Bank, the holders of outstanding shares of the Series A Preferred Stock shall be entitled, before any payment or distribution shall be made on stock of the Bank ranking junior to the Series A Preferred Stock as to rights upon liquidation, dissolution or winding-up of the Bank, to be paid in full an amount equal to the Stated Value per share, plus an amount equal to all accrued but unpaid dividends for the then-current dividend period (without accumulation of accrued and unpaid dividends for prior dividend periods), and no more; provided, however, that such
                                                    --------  -------
rights shall accrue to the holders of Series A Preferred Stock only in the event that the Bank's payments with respect to the liquidation preferences of the holders of the Senior Stock and the rights of the Parity Stock are fully met. After payment of the full amount of such liquidation distribution, the holders of the Series A Preferred Stock shall not be entitled to any further participation in any distribution of assets of the Bank.

          (b)  Insufficient Assets.  (i)  If, upon any voluntary or involuntary
               -------------------
liquidation, dissolution or winding up of the Bank, the assets of the Bank, or proceeds thereof, distributable among the holders of the shares of the Series A Preferred Stock and any other stock of the Bank ranking, as to liquidation, dissolution or winding up, on a parity with the Series A Preferred Stock (collectively, "Liquidation Parity Stock"), shall be insufficient to pay in full the preferential amount set forth in subparagraph (a) above and liquidating payments on all Liquidation Parity Stock, then assets of the Bank remaining after the distribution to holders of any Senior Stock then outstanding of the full amounts to which they may be entitled, or the proceeds thereof, shall be distributed among the holders of the Series A Preferred Stock and all such Liquidation Parity Stock ratably in accordance with the respective amount which would be payable on such shares of Series A Preferred Stock and any such Liquidation Parity Stock if all amounts payable thereon were paid in full (which, in the case of such other stock, may include accumulated dividends).

          (ii) In the event of any such liquidation, dissolution or winding up of the Bank, whether voluntary or involuntary, unless and until payment in full is made to the holders of all outstanding shares of the Series A Preferred Stock of the liquidation, distribution to which they are entitled pursuant to subparagraph (a) above, no dividend or other distribution shall be made to the holders of any stock of the Bank ranking junior to the Series A Preferred Stock as to rights upon liquidation dissolution or winding-up of the Bank and no purchase, redemption or other acquisition for any consideration by the Bank shall be made in respect of any Junior Stock, other than any such dividend or distribution consisting solely of, or purchase, redemption or acquisition for consideration consisting solely of, shares of Junior Stock.

          (c)  Definition.  Neither the consolidation nor the merger of the Bank
               ----------
into or with another corporation or corporations shall be deemed to be a liquidation, dissolution or winding up of the Bank within the meaning of this
Section 8.

          Section 9.  Voting Rights.
                      -------------

          (a)  No Vote Except as Provided.  Except as otherwise expressly
               --------------------------
provided herein or required by law, no holder of shares of Series A Preferred Stock shall have or possess any right to notice of shareholders' meetings or any vote (whether at such a meeting or in writing without a meeting) with respect to any shares of Series A Preferred Stock held by such holder on any matter.

          (b)  Election of Directors.  (i)  If the Bank fails to pay full
               ---------------------
quarterly dividends on the Series A Preferred Stock for each of two consecutive dividend periods, the holders of the Series A Preferred Stock shall have the exclusive right (voting separately as a class together with the holders of any Parity Stock upon which like voting rights have been conferred and are then exercisable) to elect two directors (subject to compliance with any requirement for regulatory approval of, or non-objection to, persons to serve as directors of the Bank) for newly created directorships of the Board of Directors, each director to be in addition to the number of directors constituting the Board of Directors immediately prior to the vesting of such right (the remaining directors to be elected by the other class or classes of stock entitled to vote therefor), at each meeting of shareholders duly held for the purpose of electing directors. At any time when the right to elect such directors is vested (but has not yet terminated), the Bank may call a special meeting of the holders of the Series A Preferred Stock to fill such directorships, and upon the written request of the holders of not less than 20% of such stock made in accordance with the terms of the Series A Preferred Stock, the Bank is obligated to do so. The right of the holders of the Series A Preferred Stock to elect directors shall continue until dividends on the Series A Preferred Stock have been paid for two consecutive dividend periods, at which time such voting rights of the holders of the Series A Preferred

Stock shall, without further action, terminate, subject to revesting in the event of each and every subsequent failure of the Bank to pay such dividends for two consecutive dividend periods as described above.

          (ii) The term of office of all directors elected by the holders of the Series A Preferred Stock in office at any time when the aforesaid voting right is vested in such holders shall terminate upon the election of their successors at any meeting of shareholders for the purpose of electing directors; provided,
                                                                      --------
however, that, without further action and unless otherwise required by law, any
-------
directors who shall have been elected by the holders of the Series A Preferred Stock as provided herein may be removed at any time, either with or without cause, by the affirmative vote of the holders of record of a majority of the outstanding shares of the Series A Preferred Stock (voting separately as a class together with the holders of any Parity Stock upon which like voting rights have been conferred and are then exercisable) at a duly held shareholders' meeting. Upon termination of the aforesaid voting right in accordance with the foregoing provisions, the term of office of all directors elected by the holders of the Series A Preferred Stock pursuant thereto then in office shall, without further action, terminate unless otherwise required by law. Upon such termination the number of directors constituting the Board of Directors shall, without further action, be reduced by two, subject always to the increase of the number of directors pursuant to the foregoing provisions in case of the future vesting of the right of such holders of the Series A Preferred Stock to elect directors as provided above.

          (iii) Unless otherwise required by law, in the case of any vacancy occurring in the directorships so created, the remaining director who shall have been elected to such a directorship may appoint a successor to hold office for the unexpired term of the director whose place shall be vacant, and if all directors so elected by the holders of the Series A Preferred Stock shall cease to serve as directors before their term shall expire, the holders of the Series A Preferred Stock then outstanding may, at a meeting of such holders duly held (voting separately as a class together with the holders of any Parity Stock upon which like voting rights have been conferred and are then exercisable) elect successors to hold office for the unexpired terms of the directors whose places shall be vacant.

          (iv) The directors elected by the holders of the Series A Preferred Stock in accordance with the foregoing provisions shall be entitled to one vote per director on any matter on which the directors not so elected are so entitled.

          (c)  Certain Actions.  So long as any shares of the Series A Preferred
               ---------------
Stock shall remain outstanding, the affirmative vote of the holders of at least 66 2/3% of the votes of the shares of the Series A Preferred Stock at the time outstanding, acting as a separate series, given in person or by proxy, either in writing without a meeting or by vote at any meeting called for the purpose, shall be necessary for effecting or validating:

          (i) The authorization, creation, issuance or sale of any shares of any class or series of capital stock of the Bank which shall rank senior to the Series A Preferred Stock as to dividends or upon liquidation, dissolution or winding-up or which possesses rights to vote separately as one class with the Series A Preferred Stock on the basis of more than one vote for each $25 of liquidation preference thereof (excluding any liquidation preference for accrued but unpaid dividends), or to issue or authorize any obligation or security convertible into, or evidencing a right to purchase, such a security;

          (ii) Any amendment, alteration or repeal of any of the provisions of the Amended Charter in any manner which adversely affects the powers, preferences, voting power, dividend rights or other rights or privileges of the Series A Preferred Stock; provided, however, that no vote of the holders of the
                          --------  -------
Series A Preferred Stock will be required for any of the following, which are deemed not to adversely affect the powers, preferences, voting power, dividend rights or other rights or privileges of the Series A Preferred Stock: (A) an amendment of the Amended Charter which increases the number of shares of preferred stock which the Bank is authorized to issue, (B) the creation or issuance of Parity Stock or stock ranking junior to the Series A Preferred Stock as to dividends and as to rights upon liquidation, winding up and dissolution of the Bank and (C) a merger or consolidation of the Bank with or into any other entity or a sale, transfer or lease of all or any part of the assets of the Bank to any other entity.

          (d)  One Vote per Share.  In connection with any matter on which the
               ------------------
holders of the Series A Preferred Stock are entitled to vote as one class or otherwise pursuant to law or the provisions of the Amended Charter, including, without limitation, the election of directors as set forth above, each holder of Series A Preferred Stock shall be entitled to one vote for each share of the Series A Preferred Stock held by such holder.

          Section 10.  Exclusion of Other Rights.  Except as may otherwise be
                       -------------------------
required by law, the shares of Series A Preferred Stock shall not have any preferences or relative, participating, optional or other special rights, other than those specifically set forth in this resolution (as such resolution may be amended from time to time) and in the Amended Charter of the Bank, as amended. Without limitation of the foregoing, the shares of Series A Preferred Stock shall have no preemptive or subscription rights.

          Section 11.  Headings of Subdivisions.  The headings of the various
                       ------------------------
subdivisions hereof are for convenience of reference only and shall not affect the interpretation of any of the provisions hereof.

          Section 12.  Severability of Provisions.  If any right, preference or
                       --------------------------
limitation of the Series A Preferred Stock set forth in this resolution (as such resolution may be amended from time to time) is invalid, unlawful or incapable of being enforced by reason of any rule of law or public policy, all other rights, preferences and limitations set forth in this resolution (as so amended) which can be given effect without the invalid, unlawful or unenforceable right, preference or limitation shall, nevertheless, remain in full force and effect, and no right, preference or limitation herein set forth shall be deemed dependent upon any other such right, preference or limitation unless so expressed herein.

                                    FIDELITY FEDERAL BANK,
                                      a Federal Savings Bank



Dated: November 8, 1995             By:___________________________
                                       Name:  Richard M. Greenwood
                                       Title: President


                                    Attest:



Dated: November 8, 1995             By:___________________________
                                       Name:  Godfrey B. Evans
                                       Title: Secretary



                                    OFFICE OF THRIFT SUPERVISION



Declared effective _____________    By:___________________________
                                       Name:
                                       Title: Acting Director



                                    By:___________________________
                                       Name:
                                       Title: Corporate Secretary

                          CERTIFICATE OF AMENDMENT TO
                       AMENDED AND RESTATED CHARTER S OF
                 FIDELITY FEDERAL BANK, A FEDERAL SAVINGS BANK


     Fidelity Federal Bank, A Federal Savings Bank (the "Bank"), hereby certifies as follows:

     FIRST. The Board of Directors of the Bank has duly adopted resolutions approving the amendment of the Amended and Restated Charter S of the Bank as follows:

     Section 5 of the Amended and Restated Charter S of the Bank is hereby amended as follows:

          (1) In the first sentence of such Section 5, (a) the phrase "one hundred million (100,000,000)" shall be deleted and in its place shall be inserted the phrase "one hundred five million, five hundred thousand (105,500,000)" and (b) the phrase "seventy-three million (73,000,000)" shall be deleted and in its place shall be inserted the phrase "seventy-eight million, five hundred thousand (78,500,000)".

          (2) The following shall be inserted at the end of the first paragraph of such Section 5:

          "Upon the amendment of this Section 5 to include this sentence, each four (4) outstanding shares of Class A Common Stock are combined, reconstituted and converted into one (1) new share of Class A Common Stock, and each four (4) outstanding shares of Class C Common Stock of the Bank are combined, reconstituted and converted into one (1) new share of Class C Common Stock (together, the "Reverse Stock Split"). Following the Reverse Stock Split, each certificate for one or more shares of Class A Common Stock or Class C Common Stock as of the close of business on the date this amendment becomes effective (the "Effective Date") shall represent (a) the whole number of shares of Class A Common Stock or Class C Common Stock, as the case may be, obtained by multiplying .25 by the number of shares of Class A Common Stock or Class C Common Stock represented by such certificate immediately prior to the Effective Date and (b) a right to receive cash in exchange for any fractional share of Class A Common Stock or Class C Common Stock, as the case may be, that such stockholder would otherwise be entitled to receive, in an amount equal to the fractional share which such stockholder would otherwise be entitled to receive multiplied by an amount equal to the last reported sale price on the National Association of Securities Dealers, Inc. OTC Bulletin Board (the "OTCBB") of one share of Class A Common Stock on the Effective

          Date, or if no sales of the Class A Common Stock occur on the Effective Date as reported on the OTCBB, the first day immediately preceding the Effective Date on which a sale of the Class A Common Stock was reported on the OTCBB, appropriately adjusted for the Reverse Stock Split."

     SECOND. The foregoing amendment has been duly adopted by the stockholders of the Bank by a majority of the total votes eligible to be cast at a legal meeting.

     IN WITNESS WHEREOF, the Bank has caused this certificate to be signed by Richard M. Greenwood, its President, and attested by Godfrey B. Evans, its Secretary, on the 13th day of February, 1996.


                                       FIDELITY FEDERAL BANK,
                                          A FEDERAL SAVINGS BANK


                                       By
                                         --------------------------

Attest:



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